                                                                   Exhibit 10.21

                              EMPLOYMENT AGREEMENT

PARTIES:                      PF.NET CORP.                       (the "Company")
                              a Delaware corporation

                              STEPHEN IRWIN                         ("Employee")

DATED EFFECTIVE:              November 1, 1999

                                     RECITAL

         The Company desires to employ and retain the unique experience, abilities and services of Employee.

                                    AGREEMENT

         The parties agree as follows:

1.       EMPLOYMENT

         1.1 TERM. Subject to Section 6, the Company agrees to employ Employee for a term commencing on the effective date of this Agreement and terminating December 31, 2000.

         1.2 DUTIES. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement. Employee agrees to devote substantially all of Employee's working time during the term of this Agreement to the performance of Employee's duties under this Agreement. Employee shall be responsible for exercising management direction and control of the activities associated with the construction of the AT&T System (as defined in the Fiber Optic System Agreement No. 4569177 between AT&T Corp. and PF.Net Corp.), and performing such other duties consistent with prior duties as may be determined by the Board of Directors of the Company. In performing duties, Employee shall be subject to the direction and control of the Board of Directors of the Company. Employee acknowledges that all policy making functions will be determined by the Board of Directors of the Company and executive officers of the Company and that Employee's authority will be limited to the implementation of the policies. Employee shall perform Employee's duties faithfully, intelligently, diligently, to the best of Employee's ability and in the best interests of the Company. The Company acknowledges that, to the extent not inconsistent with Section 5, Employee may serve on the boards of directors or other governing body of other companies, including charitable entities; provided that if a company is a competitor of the Company, Employee will not serve on the board of directors of that competitor without obtaining the prior written consent of the Company. In addition, the Company acknowledges (a) that Employee shall have the right (i) to pursue Employee's interest in The Meadows LLC and its affiliates, (ii) to continue Employee's "of counsel" relationship with Olshan, Grundman, Frome, Rosenzweig and Wolosky LLP, (iii) to act as a consultant to certain companies whose businesses are not competitive with the business of the Company, and (iv) monitor and pursue Employee's private investments, and (b) that provided Employee does not spend more than 20% of Employee's working time during the term of this Agreement with respect to such ventures, the pursuit of such ventures by Employee shall not be a breach of this Agreement. Finally, the Company acknowledges that Employee may be required to devote time and attention to certain matters related to GST Telecommunications, Inc. and its affiliates, limited solely to litigation matters, and agrees that the pursuit of such matters shall not be a breach of this Agreement.

2.       COMPENSATION

         2.1 BASE COMPENSATION. In consideration of all services to be performed by Employee for the Company, the Company shall pay to Employee base compensation of $29,166.67 monthly, payable in equal semi-monthly installments.

         2.2 BONUS COMPENSATION. With respect to the period ending December 31, 2000, Employee shall be eligible to receive a performance-based bonus which shall be payable in an amount, if any, determined by the Board of Directors of the Company in its sole discretion.

         2.3 OTHER BENEFITS. The Company shall pay Employee a car allowance of $600 per month, payable on the first day of each calendar month and shall pay for the benefit of Employee and Employee's spouse, during the term of this Agreement, medical and dental insurance and life insurance on Employee in the amount of $1,000,000. Further, in the event the Employee's employment with the Company is terminated without Cause or at the expiration of the term (including any extensions of this Agreement), the Company shall pay for the benefit of Employee and Employee's spouse full medical and dental insurance coverage and life insurance coverage on the Employee in the amount of $1,000,000, during the period commencing on the date of termination without Cause or the expiration of this Agreement and ending on the later of (a) the last day of the Severance Period (as defined in Section 6.3.3), (b) the last day of the Consulting Term (as defined in Section 7.1) or (c) the date Employee violates any of the covenants set forth in Section 5.

         2.4 VACATION. Employee shall be entitled to one or more vacations totaling 30 working days annually accruing ratably during the term of this Agreement.

         2.5 CHANGE OF CONTROL. Notwithstanding anything to the contrary in
Section 6, if on or within the first 60 days following the date of a Change of Control during the term of this Agreement, Employee voluntarily terminates his employment with the Company, the Company shall continue to pay Employee, in accordance with the Company's customary payroll practices, (a) base compensation described in Section 2.1 through the last day of the term of this Agreement as set forth in Section 1.1 (b) any accrued but unpaid bonus compensation payable pursuant to Section 2.2, and (c) the consulting fee described in Section 7.3 through the last day of the Consulting Term as set forth in Section 7.1. For purposes of this Agreement, a Change of Control means (i) the direct or indirect sale, exchange or other transfer of all or substantially all (60% or more) of the assets of the Company or of PF.Net Holdings, Limited, a Delaware corporation ("Holdings"), to any person or entity or group of persons or entities acting in concert which does not include any stockholder or member prior to any such transfer (a "Group of Persons"), (ii) the merger, consolidation or other business combination of the Company or

Holdings with the effect that the members or shareholders of the Company, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then-outstanding ownership interests or securities of the surviving entity of such merger, consolidation or other business combination, (iii) the replacement of three-fourths or more of the Board of Directors of the Company or the Board of Directors of Holdings in any given 12-month period as compared to the directors at the beginning of such 12-month period, and such replacement(s) shall not have been approved by the Board of Directors of the Company or the Board of Directors of Holdings, as applicable, as constituted at the beginning of such 12-month period, or (iv) a person or Group of Persons other than the Permitted Holders or a Permitted Group shall have become the beneficial owner of ownership interests or securities of the Company or Holdings representing 60% or more of the combined voting power of the Company or Holdings. For purposes of this Section 2.5, the terms "Permitted Holders" and "Permitted Group" shall have the meanings set forth in the Form of Description of Notes of Holdings attached as Exhibit XI to that certain Bridge Loan Agreement dated as of October 29, 1999.

3.       EXPENSES

         Employee shall be entitled to reimbursement from the Company for reasonable expenses incurred by Employee in the performance of Employee's duties under this Agreement in accordance with the Company's applicable expense and travel policies upon presentation of vouchers or other required documentation indicating in reasonable detail the amount and business purpose of each such expense.

4.       FACILITIES AND LOCATION

         Employee shall be provided a private office, secretarial services and such other facilities, supplies and services as shall be required for the performance of Employee's duties under this Agreement which office, secretarial services and other facilities, supplies and services shall not cost in the aggregate more than $10,000 per month. Employee shall perform Employee's duties in the New York City - Northern New Jersey metropolitan area, at a location agreed upon by the Company and Employee.

5.       CONFIDENTIALITY; COVENANT NOT TO COMPETE

         5.1 AFFILIATES. For purposes of this Section 5, the term "Company" shall include the Company and any and all affiliates of the Company.

         5.2 CONFIDENTIALITY.

                  5.2.1 CONFIDENTIALITY. Employee acknowledges and agrees that all trade secrets, information, lists of customers and vendors, product planning information, marketing research, marketing plans and strategies, pricing strategies, financial information, data of the Company or any other information proprietary to the Company ("Confidential Information") are valuable assets of the Company.

                  5.2.2 OWNERSHIP. Employee acknowledges and agrees that all Confidential Information is and shall continue to be the exclusive property of the Company, whether or not conceived, discovered or developed, in whole or in part, by Employee and whether or not disclosed or entrusted to Employee in connection with Employee's employment by the Company.

                  5.2.3 ACKNOWLEDGMENT OF RECEIPT OF CONFIDENTIAL INFORMATION. Employee acknowledges that in the course of performing employment services for the Company, Employee will have access to Confidential Information, the ownership and confidential status of which are highly important to the Company, and Employee agrees, in addition to the specified covenants contained in the Agreement, to comply with all policies and procedures of the Company for the protection of Confidential Information.

                  5.2.4 COVENANT OF NONDISCLOSURE. Except for disclosure of Confidential Information to other employees or consultants of the Company on a "need to know" basis in the course of performing employment services for the Company, Employee agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any person or enterprise without the prior written consent of the Company, which consent may be granted or withheld by the company in its sole discretion.

                  5.2.5 COVENANT OF NONUSE. Employee agrees not to copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform the duties of employment for the Company.

                  5.2.6 SAFEGUARD OF CONFIDENTIAL INFORMATION. Employee agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary to ensure the maintenance of confidentiality.

         5.3 RETURN OF DOCUMENTS. Employee agrees that all originals and copies of records, data, reports, documents, lists, plans, correspondence, memoranda, notes and other materials related to or containing any confidential information, in whatever form they exist, whether written, film, tape, computer disk or other form of media, shall be the sole and exclusive property of the Company and shall be returned promptly to the Company on the termination of this Agreement.

         5.4 COVENANT NOT TO COMPETE.

                  5.4.1 COVENANT. Employee covenants and agrees that for the Restriction Period (defined in Section 5.4.2), Employee shall not:

                  (a) Directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) without in each instance obtaining prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion, engage, in, work for, consult provide advice or assistance or otherwise participate within or with respect to North America, in the business of providing dark fiber, conduit and bandwidth on long haul fiber optic network telecommunicating systems, or in any other business which may be in competition with the business conducted by the Company on the date of this Agreement or commenced at any time during the Restriction Period or the subject of any agreement, plan or proposal approved by the Board of the Directors of Holdings or the Board of Directors of any affiliate of Holdings during such period; provided, however, that Employee may (i) own up to three percent (3%) of the outstanding shares or other equity securities of any enterprise that is a reporting company under the Securities Exchange Act of 1934, as amended, and (ii) own any shares of common stock of GST Telecommunications, Inc. held by Employee as of the effective date of this Agreement. Employee further agrees that during the Restriction Period he will not assist or encourage any other person in carrying out any activity that would be prohibited by this Section 5.4 if such activity were carried out by Employee.

                  (b) For the benefit of Employee or any other person or enterprise (i) solicit any business whatsoever from any vendor or customer of the business conducted by the Company, (ii) induce or cause any vendor to cease providing or selling any service or product to the Company or to terminate or change such vendor's business relationship with the Company in any manner or (iii) induce or cause any customer to cease purchasing any product or service from the Company or to terminate or change such customer's relationship with the Company in any manner.

                  (c) For the benefit of Employee or any other person or enterprise (i) induce or solicit any person who is then employed by the Company, or has been employed by the Company at any time during the one-year period preceding such inducement or solicitation, to leave that person's employment or other position with the Company or to accept any other employment or position or (ii) otherwise assist any person or enterprise in hiring or otherwise engaging such person.

                  (d) Violate any Conflict of Interest Policy of the Company.

                  5.4.2 RESTRICTION PERIOD. The covenant set forth in Section
5.4.1 shall be binding on Employee for a period (the "Restriction Period") commencing on the date of this Agreement and ending on the later of (a) the first anniversary of the date Employee's employment with the Company is terminated or (b) the last day of the Consulting Term (as defined in Section 7.1); provided, however, that the latest the Restriction Period shall terminate in any event is December 31, 2005.

         5.5 REASONABLENESS OF RESTRICTIONS. Employee acknowledges and confirms that the agreements, acknowledgements and covenants set forth in this Section 5
(a) do not impose unreasonable restrictions or work a hardship upon Employee,
(b) are essential to the willingness of the Company to employ Employee, (c) are necessary and fundamental to the protection of the business conducted by the Company and (d) are reasonable as to scope, duration and territory. Employee waives any and all defenses to the enforcement of the covenants set forth in this Section 5. Employee specifically acknowledges the payments under this agreement and shares of equity securities of the Company that he has or will receive are being provided by the Company in consideration of the covenants set forth in this Section 5 and that such payments and equity securities constitute good, valuable and adequate consideration for such covenants. If it is determined by any court of competent jurisdiction that any restriction in this
Section 5 is excessive in duration or scope or is unreasonable or unenforceable under any applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by applicable law.

         5.6 NO RELEASE. Employee agrees that the termination of this Agreement shall not release Employee from any obligations under this Section 5.

6.       TERMINATION OF EMPLOYMENT

         6.1 CAUSES OR GROUND FOR TERMINATION OF EMPLOYMENT. The Company shall have the right to terminate the employment of Employee at any time, without notice and without payment of compensation in lieu of notice, under either of the following conditions:

                  6.1.1 For cause ("Cause"), including, but not limited to, (i) any form of dishonesty, criminal conduct or conduct involving moral turpitude connected with the employment of Employee or which otherwise reflects adversely upon the Company's reputation or operations, (ii) the refusal of Employee to comply with the Company's written instructions, policies or rules as approved or mandated by the Board of Directors of the Company, (iii) continuing or repeated problems with Employee's performance or conduct or Employee's inattention to duties after Employee has been provided written notice and a reasonable opportunity to cure, (iv) any material breach of Employee's obligations under this Agreement after Employee has been provided written notice and a reasonable opportunity to cure or (v) any violation of any Conflict of Interest Policy of the Company; provided, however, that "Cause" shall not include any conduct related to Employee's litigation with GST Telecommunications, Inc. and its affiliates unless there is a final judicial determination that such conduct constituted fraud or intentional malfeasance; or

                  6.1.2 Employee has suffered a disability as a result of illness, accident or other cause and is unable to perform a substantial portion of Employee's usual duties of employment for a total (consecutive or cumulative) of 90 days in any 12-month period after the date the disability commenced.

         6.2 DEATH. This Agreement and Employee's employment with the Company shall terminate automatically upon Employee's death.

         6.3 EFFECT OF TERMINATION.

                  6.3.1 IN GENERAL. Upon the termination of employment, Employee (or Employee's estate in the event of Employee's death) shall receive Employee's base compensation prorated through the effective date of termination of employment and any other payments, including, but not limited to, earned vacation pay, to which Employee is entitled under the Company's policies. Any termination of employment shall automatically terminate Employee's right to any additional compensation or to other benefits paid by the Company except as provided in Section 6.3.2 and 6.3.3.

                  6.3.2 TERMINATION UPON DISABILITY. In the event Employee's employment is terminated as a result of a disability as provided in Section 6.1.2, the Company shall pay Employee, in accordance with the Company's customary payroll practices, his base compensation during the period beginning on the date of termination and ending on the earlier of

(a) the first anniversary of the date of termination or (b) the last day of the term of this Agreement as set forth in Section 1.1.

                  6.3.3 TERMINATION BY COMPANY WITHOUT CAUSE. In the event the employment of Employee is terminated by the Company for any reason other than for Cause, in addition to the compensation payable under Section 6.3.1, the Company shall pay Employee, in accordance with the Company's customary payroll practices, his base compensation during the period (the "Severance Period") beginning on the date of termination and ending on the earliest of (a) the last day of the term of this Agreement as set forth in Section 1.1 or (b) the date Employee violates any of the covenants set forth in Section 5.

7.       CONSULTING SERVICES

         7.1 RETENTION AS CONSULTANT. The Company shall retain Employee as a consultant ("Consultant") for a term of five years commencing on the later of
(a) the date of Employee's termination of employment with the Company or (b) the last day of any period following the date of such termination of employment during which any amounts are payable to Employee pursuant to Section 6.3; provided, however, that in the event of a Change in Control Employee at his election may terminate his consulting relationship with the Company at any time following the second anniversary of such Change in Control (the "Consulting Term"). Consultant shall be an independent contractor and shall not be considered an employee or agent of the Company. The Company shall not have and shall not exercise any control over the manner and means used by Consultant to perform services.

         7.2 CONSULTING SERVICES. During the Consulting Term, Consultant shall provide services to the Company on the following terms:

                  7.2.1 HOURS AND SERVICES. The services provided shall be not more than 20 hours per month. If the Company does not request 20 hours of services in any month, Consultant shall nevertheless be paid for 20 hours during that month.

                  7.2.2 NOTICE. The Company shall advise Consultant, at least one month in advance, of the number of hours of Consultant's time that will be required during the calendar month in question. Consultant's services shall be provided on dates and at times reasonably convenient to both parties.

         7.3 CONSULTING FEES; EXPENSES. Consultant shall be paid $10,000 per month for services provided under this Agreement. During the Consulting Term, Consultant shall be paid $2,500 per month as an allowance for office, secretarial services and other facilities, supplies and services. Additionally, Consultant shall be reimbursed for reasonable travel and business expenses incurred in connection with the Company's business approved in advance by the Company.

         7.4 TERMINATION. The Consulting Term shall terminate automatically on the death of Consultant.

         7.5 OTHER PROVISIONS. During the Consulting Term, Sections 1, 2, 3, 4 and 6 of this Agreement shall not be applicable except with respect to the provision of medical, dental and life insurance as provided in Section 2.3.

8.       MISCELLANEOUS PROVISIONS

         8.1 BINDING NATURE. This Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns.

         8.2 MODIFICATION. This Agreement may not be changed or modified except by the written agreement of the parties. No change, termination, or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing. This Agreement may not be modified or terminated orally.

         8.3 WAIVER. The waiver by either the Company or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party and shall in no way affect the enforcement of the other provisions of this Agreement.

         8.4 APPLICABLE LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent governed by federal law.

         8.5 ATTORNEYS' FEES. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, each party shall be responsible to pay the attorney fees and costs incurred by such party in preparation or in prosecution or defense of such suit or action and the court or adjudicator is not authorized to allocate attorney fees and costs between the parties or to one party.

         8.6 INJUNCTIVE AND OTHER RELIEF. If any party breaches or threatens breach of any provision of this Agreement, the other party shall be entitled to damages. The parties agree that damages for any breach or threatened breach by a party may, by its nature, be inadequate, and that the other party shall be entitled, in addition to damages, to a restraining order, temporary and permanent injunctive relief, specific performance and other appropriate equitable relief, without showing or proving that any actual damage has been sustained.

         8.7 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                           If to Employee:    Stephen Irwin
                                              15 Eisenhower Drive
                                              Cresskil, NJ 07626

                           If to the Company: PF.Net Corp.
                                              1625 B Street
                                              Washougal, WA 98671

Any notice or other communication shall be deemed to be given at the expiration of the third day after the date of deposit in the United States Mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 8.7.

COMPANY:                                          EMPLOYEE:

PF.NET CORP.                                      STEPHEN IRWIN

By:     /s/  JOHN WARTA                           /s/  STEPHEN IRWIN
   ----------------------------                   ---------------------------

Title:  Chief Executive Officer
      ------------------------